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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 10, 1998 on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "experts".


/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
September 29, 1998

                           CONSENT OF TAX ACCOUNTANTS

         We consent to the reference in this registration statement on Form S-4 of our firm under the caption "The Merger -- Certain Federal income Tax Consequences," and to the inclusion of our opinion at Exhibit 8 of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
September 29, 1998


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